Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 10, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2013 of The KEYW Holding Corporation, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption “Experts”.

Baltimore, Maryland

April 23, 2014